Exhibit 10.05





         EIGHTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS

          THIS EIGHTH AMENDMENT TO LETTER OF CREDIT AGREEMENTS (this "Amendment"), is made and entered into as of February 19, 2002 (the "Effective Date"), by and among CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Debtor"), the other Credit Parties signatory to the Letter of Credit Agreements described below (collectively, together with the Debtor, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").

                      W I T N E S S E T H:

          WHEREAS, Debtor and GE Capital are parties to that certain Letter of Credit Agreement, dated as of April 27, 2001 (as amended to the date hereof, the "Letter of Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Letter of Credit Agreement), pursuant to which GE Capital has committed to make certain letters of credit available to Debtor; and

          WHEREAS,  Debtor,  the  other  Credit  Parties  and  GE
Capital desire to modify the Letter of Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, the other Credit Parties and GE Capital do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Letter of Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

          1. Waiver. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions  to effectiveness specified in Section  7  below,  the
Creditor   hereby   waives  (i)  the  minimum  Excess   Liquidity
requirements in clauses (i)(A) and (ii)(A) of Section 2.2(f) of the Letter of Credit Agreement solely with respect to that certain Letter of Credit in the amount of $20,000,000 to be issued to United States Fidelity and Guaranty, Co. on or about the date hereof (the "Fidelity Letter of Credit") and the Bayview Letters of Credit (as such term is defined in Section 2 below); provided that the aforesaid waiver relates solely to the issuance of the Fidelity Letter of Credit and the Bayview Letters of Credit (as such term is defined in Section 2 below) and to the specific conditions precedent to issuance of each such Letter of Credit, and nothing in this Amendment is intended, or shall be construed, to waive any of the conditions precedent in Section 2.2(f) with respect to the issuance of any other Letters of Credit; (ii) any Default or Event of Default arising under Sections 6.1, 6.2, 6.4, 6.5 and 6.8 of the Letter of Credit Agreement solely as a result of (a) the formation of CFL Holding Ltd, an Alberta corporation ("CFLH") as a new Subsidiary of CF Delaware and the issuance of stock by CFLH to CF Delaware in connection therewith, and (b) CF Delaware's exchange of shares of Canadian Freightways, Ltd. with CFLH for shares of CFLH prior to the date hereof, without Creditor's prior written consent; and
(iii) solely for the period commencing on December 31, 2001 and ending on the Effective Date, any Default or Event of Default resulting from the failure of Debtor to meet the Minimum EBITDA financial covenant solely for the Fiscal Quarter ending December 31, 2001, as such financial covenant is in effect immediately prior to the date of this Amendment. Creditor hereby further waives any Default or Event of Default arising under Sections 4.1 and paragraph (f) of Annex E as a result of the failure by Debtor to give Creditor timely notice of any of the foregoing Events of Default described in the immediately preceding sentence.

2. Amendment of the Letter of Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section 7 below, the Letter of Credit Agreement is hereby amended as follows:
          (A) Section 1.1(c)(iv) to the Letter of Credit Agreement is hereby amended by deleting the first word of the first sentence of said Section 1.1(c)(iv) and substituting in lieu thereof the following words "Subject to
     Section 1.3, neither" to the beginning of the first sentence of said section.

          (B) Section 1.3 to the Letter of Credit Agreement is hereby amended by adding a new sentence at the end thereof to read in its entirety as follows:

          On Wednesday of each calendar week (or if Wednesday is not a Business Day, the immediately succeeding Business
          Day) (each, a "Cash Collateral Valuation Date"), Creditor shall determine whether a Letter of Credit Exposure Excess is then continuing, based upon the Pledged Entity Valuation Certificate dated as of the determination date, the amount of cash and Cash Equivalents on deposit in the Cash Collateral Account at such time and the Letter of Credit Exposure at such time. After taking into consideration the foregoing factors, if no Letter of Credit Exposure Excess exists on any such Cash Collateral Valuation Date, then Creditor will within two (2) Business Days after such Cash Collateral Valuation Date (the "Cash Collateral Return Date"), at the request of Debtor, return to Debtor the amount of cash and Cash Equivalents, if any, then on deposit in the Cash Collateral Account equal to the Cash Collateral Return Amount (defined below), free and clear of any lien granted in favor of Creditor hereunder, provided that Creditor shall have no obligation to return any such cash or Cash Equivalents on the Cash Collateral Return Date if, on such Cash Collateral Return Date and after giving effect to such return of the Cash Collateral Return Amount (i) a Letter of Credit Exposure Excess would exist, or (ii) a Default or an Event of Default would exist. As used herein, the term "Cash Collateral Return Amount" means, as of any date of determination thereof, an amount equal to (i) the aggregate amount of cash and Cash Equivalents then held in the Cash Collateral Account in accordance with Section 1.1(c)(i) that are in excess of the amount of the Letter of Credit Exposure Excess that would exist as of such determination date if there were no cash or Cash Equivalents on deposit in the Cash Collateral Account at such time divided by (ii) 105%. The Cash Collateral Return Amount if a negative number shall be deemed to be equal to Zero Dollars ($0).

          (C) Section 5.10 to the Letter of Credit Agreement is hereby amended by deleting said Section and substituting in lieu thereof the following new Section 5.10 to read in its entirety as follows:

                Section 5.10 Additional Subsidiary Guarantors. Promptly (and in any event within five (5) Business
          Days) after the creation or acquisition of any Domestic Subsidiary of Debtor (other than the Receivables Subsidiary and the SPE Subsidiaries), Debtor shall cause to be executed and delivered, (i) by such new Domestic Subsidiary, a supplement to the Subsidiary Guaranty in substantially the form of Schedule 1 to the Subsidiary Guaranty, (ii) by such new Subsidiary, an
          Acknowledgement to the Security Agreement in substantially the form of Exhibit B to the Security Agreement, and (iii) such other related documents (including closing certificates and legal opinions) as Creditor may reasonably request, all in form and substance reasonably satisfactory to Creditor.

          (D) Section 6.1 to the Letter of Credit Agreement is hereby amended by deleting the word "or" from the end of clause (iii) and adding the word "or" to the end of clause
     (iv) and adding a new clause (v) to read in its entirety as follows:

               (v)  the formation of the SPE Subsidiaries.

          (E) Section 6.2 to the Letter of Credit Agreement is hereby amended by deleting the word "and" from the end of clause (h) and adding the word "and" to the end of clause
     (i) and adding a new clause (j) to read in its entirety as follows:

               (j) Credit Parties may invest up to $1,000 in each of the SPE Subsidiaries.

          (F) Section 6.3 to the Letter of Credit Agreement is hereby amended by deleting the word "and" from the end of clause (m) and adding the word "and" to the end of clause
     (n) and adding a new clause (o) to read in its entirety as follows:

               (o) Indebtedness for borrowed money incurred by one or more of the SPE Subsidiaries from Bayview and any reimbursement obligations incurred by Debtor in respect of any Bayview Letters of Credit or other
          Letters of Credit issued after the date hereof in favor of Bayview as required under the Bayview Commitment Letter (each such Indebtedness being herein called a "Bayview Indebtedness"), provided that (i) the aggregate outstanding principal amount of all Bayview Indebtedness shall not exceed $45,000,000 plus capitalized fees at any one time, (ii) the terms and conditions of all Bayview Indebtedness, including, without limitation, the interest, fees, other charges and payments of principal to be paid by the SPE Subsidiaries to Bayview under any notes, instruments or other documents from time to time evidencing any or all of the Bayview Indebtedness, are substantially the same as those set forth in the Bayview Commitment Letter,
          (iii) the form and substance of any note, instrument or other documents from time to time evidencing the Bayview Indebtedness shall be substantially the same as set forth as Exhibit B to the Eighth Amendment to Letter of Credit Agreement, (iv) all Bayview Indebtedness shall be secured only by Liens on assets of the SPE Subsidiaries permitted under Section 6.7(g),
          (v) the scheduled final maturity of all Bayview Indebtedness shall be at least fifteen years from the date of funding of the initial advance of funds pursuant to the Bayview Commitment Letter, and (vi) the proceeds of such Bayview Indebtedness shall be used to finance the transfer and lease-back transaction permitted under the proviso to Section 6.8(i) and closing costs and fees payable on account of the Bayview Commitment Letter.

          (G) The first sentence of Section 6.6 to the Letter of Credit Agreement is hereby amended by deleting the word "and" from the end of clause (e) and adding the word "and" to the end of clause (f) and adding a new clause (g) to read in its entirety as follows:

               (g) for unsecured Guaranteed Indebtedness of Debtor and CF Delaware incurred as a result of the guaranty by Debtor and CF Delaware of any Bayview Indebtedness to the extent such Bayview Indebtedness is permitted under Section 6.3(o).

          (H) Section 6.7 to the Letter of Credit Agreement is hereby amended by deleting the word "and" from the end of clause (e) and adding the word "and" to the end of clause
     (f) and adding a new clause (g) to read in its entirety as follows:

               (g) Liens granted by any SPE Subsidiaries in favor of Bayview in the Conveyed Property and any other assets (including real property) owned by the SPE Subsidiaries securing any Bayview Indebtedness to the extent such Bayview Indebtedness is permitted under
          Section 6.3(o), provided that such Liens do not attach to any of the Collateral, the "Collateral" (as such term is defined in the Revolving Credit Agreement) or the Receivables.

          (I) Section 6.8 to the Letter of Credit Agreement is hereby amended by deleting the word "and" from the end of clause (g) and adding the word "and" to the end of clause
     (h) and adding a new clause (i) to read in its entirety as follows:

               (i) the transfer of the Conveyed Properties or any other real property (provided that such real property does not constitute any of the Collateral, the "Collateral" (as such term is defined in the Revolving Credit Agreement) or the Receivables), by CF Delaware to CFCD 2002 LLC, a Delaware limited liability company ("CFCD 2002 LLC"), and the lease-back of such Conveyed Properties or other real property (provided that such real property does not constitute any of the Collateral, the "Collateral" (as such term is defined in the Revolving Credit Agreement) or the Receivables) by CFCD 2002 LLC to CF Delaware provided that (a) the aggregate rent paid or payable by CF Delaware under all such lease-back transactions does not exceed an amount equal to the aggregate fixed monthly prepayment of principal and interest under all of the Bayview Indebtedness permitted under Section 6.3(o), subject to adjustments based on changes in the consumer price index as set forth in the leases between CF Delaware and CFCD 2002 LLC, (b) all such rent shall be used by the SPE Subsidiaries to pay such principal and interest when due and (c) the proceeds received by CF Delaware from CFCD 2002 LLC in connection with such transfer made (i) on the Eighth Amendment Effective Date, shall be used by CF Delaware to create additional Net Availability under the Letter of Credit Agreement, and
          (ii) after the Eighth Amendment Effective Date, to be used by CF Delaware for working capital and general corporate purposes.

          (J) Section 6.19 to the Letter of Credit Agreement is hereby amended by adding a sentence to the to the end of
     Section 6.19 to read in its entirety as follows:

          Subject to compliance with all of the terms and conditions set forth in the Eighth Amendment to Letter of Credit Agreements and the compliance with all of the covenants contained in the Letter of Credit Agreement, as amended by the Eighth Amendment to Letter of Credit Agreement, Creditor hereby agrees that this Section
          6.19 shall not prohibit (i) the incurrence by any SPE Subsidiary of any Bayview Indebtedness to the extent permitted to be incurred under Section 6.3(o) and (ii) the formation by CF Delaware of the SPE Subsidiaries.

          (K) Section 8.1 to the Letter of Credit Agreement is hereby amended by adding a new subsection (p) and a new subsection (q) to read in their entirety as follows:

               (p) A drawing is made by Bayview under any Bayview
          Letter of Credit.

               (q) A default or breach occurs under any agreement, document or instrument relating to any Bayview Indebtedness that is not cured within the applicable grace period therefor and such default or breach (i) involves the failure to make any payment when due in respect of such Bayview Indebtedness or
          (ii) causes, or permits any holder of such Bayview Indebtedness to cause, such Bayview Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder.

          (L)   Disclosure Schedule 3.8 to the Letter  of  Credit
     Agreement is hereby amended by adding to such schedule the following Subsidiaries:

               CF MovesU.com Incorporated, a Delaware corporation
               CFCD 2002 Member LLC, a Delaware limited liability company
               CFCD 2002 LLC, a Delaware limited liability company
               CFL Holding Ltd., an Alberta corporation

          (M)   Annex  A  to  the Letter of Credit  Agreement  is
     hereby amended by deleting therefrom the definitions of "Applicable L/C Margin", "Commitment" "Guarantors" and "Subsidiary Guaranty" in their entirety and substituting the following definitions in lieu thereof:

                "Applicable L/C Margin" shall mean a per annum rate equal to 2.25%.

                "Commitment" shall mean commitment of Creditor to incur Letter of Credit Obligations, which commitment shall be One Hundred Fifty Million Dollars ($150,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

                "Guarantors" shall mean each Domestic Subsidiary of Debtor (other than the Receivables Subsidiary and SPE Subsidiaries) and each other Person, if any, which executes a guarantee or other similar agreement in favor of Creditor in connection with the transactions contemplated by this Agreement and the other Letter of Credit Documents.

                "Subsidiary Guaranty" shall mean the Subsidiary Guaranty, dated as of April 27, 2001, executed by all Domestic Subsidiaries of Debtor (other than the Receivables Subsidiary and SPE Subsidiaries) in favor of Creditor.

          (N) Annex A to the Letter of Credit Agreement is hereby further amended by adding in alphabetical order the following definitions:

               "Bayview"  shall  mean Bayview  Financial  Trading
          Group, L.P., together with its successors and assigns.

               "Bayview Commitment Letter" shall mean that certain commitment letter dated as of January 18, 2002 from Bayview to Debtor, as amended by those certain letter amendments dated as of February 1, 2002 and February 7, 2002 from Bayview to Debtor, and without giving effect to any other amendments, supplements, replacements or restatements thereof or thereto that have not been consented to in writing by Creditor.

               "Bayview Indebtedness" shall have the meaning ascribed to such term in Section 6.3(o).

               "Bayview Letters of Credit" shall mean, collectively, those certain Letters of Credit issued by Debtor to Bayview on the Eight Amendment Effective Date and identified on Schedule 1 to the Eighth Amendment to Letter of Credit Agreements, to secure a portion of (i) the principal and interest payments owing by the SPE Subsidiaries to Bayview in respect of the Bayview
          Indebtedness and (ii) the obligations of the SPE Subsidiaries in respect of real estate taxes or property or casualty insurance covering the Conveyed Properties.

               "Conveyed  Properties" shall mean and include  the
          real properties listed on Schedule 2 to the Eighth Amendment to Letter of Credit Agreements, together with all buildings and improvements located thereon and all fixtures, equipment and appliances used in the operation of such buildings as buildings, including heating and air conditioning systems and other building systems used to provide utility services, heating, air conditioning and ventilation, life safety, or other services thereto, but excluding the trucks, forklifts, scales, computers, trade signage showing any Credit Party's name, and other personal property which is part of any Credit Party's business operations being conducted on such real properties or accounts receivable arising from any Credit Party's business operations being conducted on such real properties.

               "Eighth  Amendment  Effective  Date"  shall   mean
          February 19, 2002.

               "Eight Amendment to Letter of Credit Agreements" shall mean that certain Eighth Amendment to Letter of Credit Agreements dated as of February 19, 2002 by and among Debtor, the other Credit Parties signatory thereto and Creditor.

               "SPE  Subsidiaries" shall mean, collectively, CFCD
          2002  Member LLC, a Delaware limited liability company,
          and   CFCD  2002  LLC,  a  Delaware  limited  liability
          company.

          (O) Annex C to the Letter of Credit Agreement is hereby amended by deleting such annex in its entirety and replacing it with a new Annex C in the form attached hereto as Exhibit A.

          3. No Other Amendments. Except for the waiver expressly set forth and referred to in Section 1 and the amendments expressly set  forth  and referred to in Section 2, each of the  Letter  of
Credit  Agreements shall remain unchanged and in full  force  and
effect.   Nothing  in  this Amendment is  intended  or  shall  be
construed  to  be  a  novation of any of  the  Letter  of  Credit
Agreements  or  to  affect, modify or impair  the  continuity  or
perfection   of   the  Creditor's  Liens  under  the   Collateral
Documents. Without limiting the generality of the foregoing, the parties hereto hereby acknowledge and agree that this Amendment is not intended to nor shall it be construed as (i) waiving any conditions precedent under Section 2.2 of the Letter of Credit
Agreement with respect to any Letter of Credit now or hereafter requested by Debtor to be issued to Bayview Financial Trading
Group, L.P. (or its successors and assigns) to secure any obligations of the SPE Subsidiaries (as such term is defined in Section 2 of this Amendment) in respect of any environmental condition on or relating to any of the Conveyed Properties (as such term is defined in Section 2 of this Amendment), or (ii) waiving any Default or Event of Default that now or hereafter may exist as a result of any transactions between or among CFLH and CF Delaware, except for those transactions specifically described in clauses (a) and (b) of Section 1 of this Amendment.


          4. Representations and Warranties. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby warrant, represent and covenant to GE Capital that: (a) this Amendment has been duly authorized, executed and delivered by Debtor and each Credit Party signatory thereto, (b)
after  giving effect to this Amendment, no Termination  Event  or
Event  of Default has occurred and is continuing as of this date,
(c)   after  giving  effect  to  this  Amendment,  all   of   the
representations  and warranties made by Debtor  and  each  Credit
Party in the Letter of Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date) and (d) the Credit Parties have provided GE Capital with a true, correct and complete copy of the Bayview Commitment Letter and no amendment, supplement, replacement or restatement thereof or thereto has been made except as reflected in the copy of the Bayview
Commitment Letter delivered to GE Capital. Any breach in any material respect by Debtor or any Credit Party of any of its representations and warranties contained in this Section 4 shall be an Event of Default under the Letter of Credit Agreement.
5. Ratification and Acknowledgment. Debtor and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Letter of Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other
Letter of Credit Documents to which Debtor or any Credit Party is a party), effective as of the date hereof.
6. Estoppel. To induce GE Capital to enter into this Amendment, Debtor and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Debtor or any Credit Party as against GE Capital with respect to the obligations of Debtor or any Credit Party to GE Capital under the Letter of Credit Agreement or the other Letter of Credit
Agreement Documents, either with or without giving effect to this Amendment.

          7. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, upon (a) receipt by the Creditor of this Amendment, duly executed, completed and delivered by Debtor and each other Credit Party, in form and substance satisfactory to GE Capital (b) the Sixth Amendment to Credit Agreement dated February 19, 2002, among Debtor, the other credit parties signatory thereto and GE Capital shall have been executed and delivered to GE Capital and be in full force and effect, (c) the Seventh Amendment to Securitization Agreements, dated February 19, 2002, among Consolidated Freightways Funding
LLC, Consolidated Freightways Corporation of Delaware and GE
Capital shall have been executed and delivered to GE Capital and be in full force and effect, (d) receipt by the Creditor of Side
Letter Agreement dated the date hereof, duly executed, completed and delivered by Debtor and Creditor, and (e) the SPE
Subsidiaries shall have incurred not less than $20,000,000 in Bayview Indebtedness in accordance with the terms of Section
6.3(o) of the Letter of Credit Agreement as amended hereby and the proceeds of such Bayview Indebtedness shall have been used in accordance with the requirements of Section 6.3(o) and Section
6.8(i)(c)(i) of the Letter of Credit Agreement as amended hereby.
Upon the effective date of this Amendment, the waivers set forth in Section 1 and the amendments set forth in Section 2 of this Amendment shall become effective as of the effective date of this Amendment.


          8. Reimbursement of Expenses. Debtor and each of the other Credit Parties hereby agree that Debtor and each of the other Credit Parties shall reimburse GE Capital on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by GE Capital in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
9.   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
10. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Debtor and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          11. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
12. Entire Agreement. The Letter of Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

          [Remainder of page intentionally blank; next page is signature page]


          IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to Letter of Credit Agreements to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.



                         DEBTOR:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By
                         Name:
                         Title:


                         CREDITOR:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By
                         Name:     Craig Winslow
                              Its Duly Authorized Signatory


                         SUBSIDIARY GUARANTORS:


                         CONSOLIDATED FREIGHTWAYS CORPORATION OF
                         DELAWARE


                         By:
                         Name:
                         Title:


                         CF AIRFREIGHT CORPORATION


                         By:
                         Name:
                         Title:


                         REDWOOD SYSTEMS, INC.


                         By:
                         Name:
                         Title:


                         LELAND JAMES SERVICE CORPORATION


                         By:
                         Name:
                         Title:


                         CF MOVESU.COM INCORPORATED


                         By:
                         Name:
                         Title:



                            EXHIBIT A

                     ANNEX C (Section 6.10)
                               to
                        CREDIT AGREEMENT

                       FINANCIAL COVENANTS

          (a) Minimum Fixed Charge Coverage Ratio. The Debtor and its Subsidiaries shall have on a consolidated basis, as of the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the period set forth below of not less than the following:

          Fiscal Quarter             Minimum Fixed
                                         Charge
                                     Coverage Ratio

          for the Rolling Period      0.20 to 1.00
          ending September 30,
          2001

          for the Rolling Period      0.01 to 1.00
          ending December 31, 2001

          for the three month        -1.00 to 1.00
          period ending March 31,
          2002

          for the sixth month        -0.10 to l.00
          period ending June 30,
          2002

          for the nine month          0.50 to 1.00
          period ending September
          30, 2002

          for the Rolling Period      0.80 to 1.00
          ending December 31, 2002

          for the Rolling Period      1.70 to 1.00
          ending on each Fiscal
          Quarter thereafter



          (b) Minimum Tangible Net Worth. Debtor and its Subsidiaries on a consolidated basis shall have a Tangible Net Worth, (i) as of the Closing Date and as of the end of each of the second and third Fiscal Quarters of the Fiscal Year ending December 31, 2001, of not less than $180,000,000, (ii) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2001, of not less than $150,000,000, (iii) as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2002, of not less than $120,000,000, and (iv) as of the end of the fourth Fiscal Quarter of the Fiscal Year ending December 31, 2002 and as of the end of each of the first, second and third Fiscal Quarters of the Fiscal Year ending December 31, 2003, of not less than $130,000,000. Thereafter, Debtor and its Subsidiaries on a consolidated basis shall have, as of the end of each Fiscal Year ending on or after December 31, 2003 (each such Fiscal Year herein called the "Subject Fiscal Year") and as of the end of the first three Fiscal Quarters of the immediately succeeding Fiscal Year, a Tangible Net Worth of not less than the sum of (i) the minimum Tangible Net Worth required hereunder for the Fiscal Year which immediately preceded the Subject Fiscal Year (or, where the Subject Fiscal Year is the Fiscal Year ending December 31, 2003, the sum of $130,000,000) plus (ii) an amount equal to fifty percent (50%) of the positive net income of the Debtor and its Subsidiaries on a consolidated basis for the Subject Fiscal Year plus (iii) an amount equal to one hundred percent (100%) of the amount of any equity raised by or capital contributed to the Debtor during the Subject Fiscal Year (in the case of equity raised or capital contributed, net of the bona fide, reasonable expenses, if any, relating to the raising of such equity or such capital contribution and paid to Persons who are not Affiliates of the Debtor).

          (b) Minimum EBITDA. Debtor and its Subsidiaries shall have on a consolidated basis, for each period set forth below, an EBITDA for such period of not less than the following:

          Fiscal Quarter            Minimum EBITDA

          for the Rolling Period    $8,000,000
          ending September 30,
          2001

          for the Rolling Period    -$3,200,000
          ending December 31, 2001

          for the three month       -$7,900,000
          period ending March 31,
          2002

          for the sixth month       $5,600,000
          period ending June 30,
          2002

          for the nine month        $24,400,000
          period ending September
          30, 2002

          for the Rolling Period    $43,800,000
          ending December 31, 2002

          for the Rolling Period    $80,000,000
          ending on each Fiscal
          Quarter thereafter



          (d) Maximum Capital Expenditures. Debtor and its Subsidiaries shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by Debtor and its Subsidiaries during any period of four (4) consecutive Fiscal Quarters would exceed the amounts set forth below for such period:

          Four Consecutive Fiscal   Maximum Capital
          Quarters Ending           Expenditures

          Fiscal Quarter ending     $35,000,000
          June 30, 2001

          Fiscal Quarter ending     $36,000,000
          September 30, 2001

          Fiscal Quarter ending     $30,000,000
          December 31, 2001

          Fiscal Quarter ending     $25,000,000
          March 31, 2002 and for
          each Fiscal Quarter
          thereafter



          Capitalized  terms  used  in  this  Annex  C  and   not
otherwise defined below shall have the respective meanings ascribed to them in Annex A. The following terms shall have the respective meanings set forth below:

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding (i) Capital Expenditures of the Debtor or any Subsidiary Guarantor financed by the incurrence of Term Debt to the extent that such Term Debt is permitted to be incurred under
Section 6.3, provided that on or prior to the date of incurrence of such Term Debt, Debtor has furnished to Creditor a written statement of sources and uses of such Term Debt, which statement describes with particularity the principal amount of the Term Debt to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditure, (ii) the purchase of the Vancouver Property by the
Debtor, provided that to the extent the purchase price of the Vancouver Property exceeds $25,000,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iii) any Capital Expenditures incurred by the Debtor in connection with the refinancing of the Participation Agreement, provided that to the extent that such Capital Expenditures exceed $22,500,000, such excess shall be included as a Capital Expenditure for purposes of determining compliance with the Maximum Capital Expenditure covenant set forth in paragraph (d) of this Annex C, (iv) any purchase by the Debtor or any Subsidiary of fixed assets or improvements to the extent that such purchase qualifies for like-kind tax treatment under Section 1031 of the IRC, provided that such exclusion from Capital Expenditures under this clause (iv) shall be limited to an amount not to exceed the lesser of (x) the cash proceeds received from the transfer of the property relinquished in the like-kind exchange, assuming for purposes hereof that the Debtor or Subsidiary does not qualify for like-kind tax treatment under Section 1031 of the IRC in connection with such transfer and (y) the value of the fixed assets or improvements purchased by the Debtor in the subject transaction which qualifies for like-kind tax treatment under Section 1031 of the IRC, (v) any purchase by the Debtor or any Subsidiary of fixed assets or improvements with the proceeds received from the sale of the Menlo Park Property, provided that on or prior to the date of any such Capital Expenditures, Debtor has furnished to Creditor a written statement of sources and uses of the proceeds from the sale of the Menlo Park Property, which statement describes with particularity the amount of the proceeds from the sale of the Menlo Park Property to be used for the proposed Capital Expenditure and the fixed assets or improvements to be acquired, replaced, substituted or added to in connection with such proposed Capital Expenditures, and (vi) such other items as Debtor and Creditor may agree in writing to exclude.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, the amount equal to (a) consolidated net income of such Person for such period, plus (b) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) Lease Expenses, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, minus (c) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), provided that there shall be excluded from the amount of any aggregate net gain under this clause (iv), in solely the Fiscal Quarter ending March 31, 2001, an amount equal to the lesser of (x) $19,200,000 and
(y) the actual gain recognized by the Debtor and its Subsidiaries from the sale of its Portland, Oregon administrative complex and
(v) any other non-cash gains that have been added in determining consolidated net income (including LIFO adjustments), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication,. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (A) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (B) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (C) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(D) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (E) any write-up of any asset;
(F) any net gain from the collection of the proceeds of life insurance policies; (G) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (H) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (I) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Fixed Charges" shall mean, with respect to any Person for any fiscal period, the aggregate of, without duplication, (a) all Interest Expense and Lease Expense paid or accrued during such period, plus (b) all regularly scheduled payments of principal or implied principal with respect to Indebtedness (including any lease payments by any Person in respect of any Capital Leases, any Sale-Leaseback Debt, any Vancouver Secured Debt or any Bayview Indebtedness) due or made during such period, plus (c) all Restricted Payments made during such period (other than Permitted Stock Repurchases covered by Section 6.14(vii)) plus (d) any cash payments made by such Person in connection with any Permitted Acquisitions.

          "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (i) the sum of
(x) EBITDA for such period less (y) cash taxes made during such period to (ii) Fixed Charges for such period.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, the sum of (a) interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including (i) amortization of original issue discount on any Indebtedness and of all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense), (ii) the interest portion of any deferred payment obligation, (iii) the interest component of any Capital Lease Obligation plus (b) the amount of any Letter of Credit Fee (as such term is defined in the Letter of Credit Agreement) paid during the relevant period ended on such date, plus (c) the amount of any payments by such Person, as lessee, under any sale-leaseback or synthetic lease transaction.

          "Lease Expenses" shall mean, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP that are payable in respect of such period under operating leases of equipment having an original non-cancelable term (as determined in accordance with GAAP) in excess of twelve months (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, (a) the book value of the assets of such Person, minus (b) reserves applicable thereto, minus (c) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "Rolling  Period"  shall mean, as of  the  end  of  any
Fiscal   Quarter,  the  immediately  preceding  four  (4)  Fiscal
Quarters, including the Fiscal Quarter then ending.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date,
(x) excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses (excluding software licenses) and rights in any thereof, and other intangible items (other than software licenses), (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof, but (y) including any non-cash valuation reserves for deferred taxes and any foregone tax benefits provided that such reserves are established in accordance with Financial Accounting Standard Number 109 and do not result in an increase in such Person's future cash tax payments.

Rules of Construction Concerning Financial Covenants. Unless otherwise specifically provided therein, any accounting term used in any Loan Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in any Loan Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.